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                                    EXHIBIT E

                     FORM OF OPINION OF PURCHASER'S COUNSEL

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement dated as of October 1, 1999 by and between Infrastructure Defense, Inc. and HomeCom Communications, Inc. (the "Asset Purchase Agreement").

1. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. Purchaser has full corporate power and authority to enter into the Asset Purchase Agreement and each of the Operative Agreements to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution, delivery and performance of the Asset Purchase Agreement and the Operative Agreements to which Purchaser is a party by Purchaser and the consummation by Purchaser of the transactions contemplated thereby have been duly and validly authorized by Purchaser's board of directors and no other corporate proceedings on the part of Purchaser or its stockholders are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the Operative Agreements to which Purchaser is a party and the consummation by Purchaser of the transaction contemplated thereby.

3. The Asset Purchase Agreement and each of the Operative Agreements to which Purchaser is a party have been duly and validly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

4. The execution and delivery by Purchaser of the Asset Purchase Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations under the Asset Purchase Agreement and such Operative Agreements and the consummation of the transactions contemplated thereby by Purchaser did not, do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Purchaser;

     (b) to the best of such counsel's knowledge, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Purchaser, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated thereby or would materially hinder or delay such consummation; or

     (c) to the best of such counsel's knowledge: (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default



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under or (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any Contract or Permit to which the Purchaser is a party, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation.

         5. To the best of such counsel's knowledge, except as disclosed in Section __ of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the execution, delivery and performance of the Asset Purchase Agreement or the Operative Agreements to which it is a party or the consummation of the transactions by Purchaser contemplated thereby.

         6. There are no Actions or Proceedings pending or, to the best of such counsel's knowledge, threatened against, relating to or affecting Purchaser which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements to which Purchaser is a party; or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or materially hinder or delay such consummation.